UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012

SUPERFUND GOLD, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-53764	98-05740129 (Series A); 98-0574020 (Series B)
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o Superfund Capital Management, Inc.

Superfund Office Building

P.O. Box 1479

Grand Anse

St. George’s, Grenada

West Indies

(Address of principal executive offices)

Registrant’s telephone number, including area code: (473) 439-2418

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Pursuant to a Selling Agent Agreement dated February 17, 2009, Superfund Gold, L.P. (the “Company”) appointed Superfund USA, Inc. (“SUSA Inc.”) as the exclusive marketing agent of the Company to consult with and advise the Company, and, on its best efforts basis, to assist the Company with the solicitations of subscriptions for limited partnership units (“Units”) of the Company in connection with the Company’s offering of the Units. The Company, SUSA Inc. and Superfund USA, LLC (“SUSA LLC”), a wholly owned subsidiary of SUSA Inc. (now known as Superfund USA Holdings, Inc.), entered into a Novation Agreement effective June 1, 2012 pursuant to which SUSA Inc. transferred by novation to SUSA LLC all the rights, liabilities, duties and obligations of SUSA Inc. under and in respect of the Selling Agent Agreement. SUSA Inc. and Superfund Capital Management, Inc., the general partner of the Company, are each wholly-owned by Christian Baha.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

1.02	Novation Agreement, dated effective as of June 1, 2012, among Superfund Gold, L.P., Superfund USA, Inc. and Superfund USA, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2012

SUPERFUND GOLD, L.P.

By: Superfund Capital Management, Inc., General Partner

By:	/s/ Nigel James
Name: Nigel James
Title: President

EXHIBIT INDEX

Exhibit	Description

1.02	Novation Agreement, dated effective as of June 1, 2012, among Superfund Gold, L.P., Superfund USA, Inc. and Superfund USA, LLC